UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2004

BAKBONE SOFTWARE INCORPORATED

(Exact name of registrant as specified in its charter)

Canada	000-12230	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

10145 Pacific Heights Boulevard, Suite 500

San Diego, California 92121

(Address of Principal Executive Offices) (Zip Code)

(858) 450-9009

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On December 6, 2004, the Alberta Securities Commission (the “ASC”) issued an Interim Cease Trade Order relating to BakBone Software Incorporated (the “Company”), and, on December 8, 2004, the British Columbia Securities Commission (the “BCSC”) and the Ontario Securities Commission (the “OSC”) each issued a Cease Trade Order and a Temporary Order, respectively. The orders were issued as a result of the Company’s failure to file its second quarter interim unaudited financial statements for the period ended September 30, 2004 (the “Quarterly Report”), and other required information, with the ASC, BCSC and OSC. Under the orders, the Company’s securities may not be traded in any market in Canada.

Hearings have been scheduled for December 17, 2004 by the ASC and December 20, 2004 by the OSC to determine whether the orders issued by such Commissions should be revoked or extended. The Company expects that the orders will be revoked when the Quarterly Report is filed.

As a result of the orders, trading in the Company’s securities on the Toronto Stock Exchange (the “TSE”) has been halted. However, the orders do not represent a delisting of the Company’s securities from the TSE, and the orders do not affect the continued quotation of the Company’s securities in the United States on the OTC Bulletin Board.

On December 7, 2004, the Company issued a press release announcing the ASC order. The press release is filed with this report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
99.1	Press release of BakBone Software Incorporated, dated December 7, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAKBONE SOFTWARE INCORPORATED
(Registrant)

Date: December 10, 2004
	By:	/s/ John Fitzgerald
John Fitzgerald
Chief Financial Officer